Exhibit 99

PRESS RELEASE
GE Reports Strong Third-Quarter 2006 Financial Results with
14% EPS Growth and 12% Revenue Growth

Financial Highlights (Continuing Operations)

▪  Earnings per share (EPS) of $.49, up 14%; Earnings of $5.1 billion, up 10%
▪  Revenues of $40.9 billion, up 12%; Organic revenue growth of 10%
▪  Total orders up 15%; Services orders up 18%; Financial Services assets grew 12%
▪  Operating profit margin increased 30 basis points to 14.7% (ex-pension)
▪  Return on average total capital (ROTC) increased 180 basis points to 18%
▪  Year-to-date stock repurchase of $7.1 billion for 209 million shares of GE common stock

Fairfield, Conn. October 13, 2006 - GE announced today record third-quarter earnings from continuing operations of $5.1 billion or $.49 per share, up 10% and 14%, respectively, from third-quarter 2005. Revenues from continuing operations were $40.9 billion, up 12% from last year’s third quarter.

“Our portfolio changes and long-term strategy are paying dividends,” said GE Chairman and CEO Jeff Immelt. “The markets where we compete continue to be favorable for GE and our businesses are experiencing significant tailwinds.

“Our strong third quarter performance was led by our Infrastructure segment, where profits rose 24% on excellent performances across its portfolio including Energy, which is on track for the strong second half we expected. Sales of our Infrastructure products exceeded our expectations, creating long-term margin enhancement with future services revenue opportunities. Across the company, total orders were up 15% and our backlog of orders increased 21% year-to-date. We continue to build our capabilities around the world, with global revenues and developing country growth up 12% and 22%, respectively,” added Immelt.

“Healthcare, GE Money and Commercial Finance all delivered strong performances. Industrial generated solid profits, in spite of lower margins at Plastics caused by higher than expected commodity prices,” said Immelt. “NBC Universal is making good progress in finishing the year on the upswing with positive momentum from the new primetime line-up.

“Two years ago, we said we would focus on increasing organic revenue growth. For the third quarter, we generated 10% organic revenue growth - our seventh straight quarter of organic revenue growth at 2-3x GDP. Our leadership in technology is giving us the edge in winning big orders; our customer focus with Net Promoter Score (NPS) and Lean is expanding our businesses’ market shares; and Imagination Breakthroughs are creating a pipeline of incremental revenue growth.

“We continue to redeploy capital from our slow-growth industrial businesses and strengthen our higher growth, higher return businesses. In the quarter, we sold GE Supply and announced the sale of Advanced Materials. We have begun to restructure our cost base to provide long-term margin expansion. We are efficiently managing our capital to fund growth, increase dividends in line with earnings, fund our stock repurchase plan and increase returns,” said Immelt. “ROTC increased 180 basis points to 18% in the quarter - another good step toward our goal of 20% by 2008.”

Third-Quarter 2006 Financial Highlights:

Earnings from continuing operations were $5.059 billion, up 10% from $4.592 billion in third quarter 2005. EPS from continuing operations were $.49, up 14% from last year’s $.43. Four of six businesses contributed double-digit earnings growth for the quarter.

Continuing Revenues of $40.9 billion were 12% higher than last year’s $36.4 billion. Industrial sales increased 13% to $24.5 billion, reflecting core growth. Financial Services revenues grew 9% over last year to $16.3 billion, reflecting core growth and the effects of acquisitions.

Cash generated from GE’s operating activities in the first nine months of 2006 totaled $18.5 billion compared with $14.7 billion last year, reflecting a $3.2 billion increase in GE Capital Services’ dividends, substantially all of which was proceeds from sales of insurance businesses, and a 7% increase from the industrial businesses.

Loss from discontinued operations was $0.1 billion for the quarter and included adjustments related to the Genworth and GE Insurance Solutions dispositions, and the results of GE Life, which is in the process of being sold. Accordingly, third-quarter 2006 net EPS were $.48, up 9% from the third quarter of 2005.

Shares repurchased were 209 million year-to-date, or $7.1 billion of the $7-9 billion stock repurchase plan target for 2006.

“We are executing on our growth process, capitalizing on the strong demand for our infrastructure products and services, and expanding globally. With margins and returns growing, we expect broad-based, double-digit segment profit growth with EPS from continuing operations increasing 15-16% to $1.97-1.99 for 2006,” said Immelt.

GE will discuss third quarter results on a conference call and Webcast at 8:30 a.m. EDT today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

* * *

GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements

Results are preliminary and unaudited. This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest rates and commodity prices; strategic actions, including dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; unanticipated loss development in our insurance businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203-373-3193 (office); 203-581-2114 (mobile)
 russell.wilkerson@ge.com
General Electric, Fairfield

Investor Contact:
Dan Janki, 203-373-2468 (office)
 dan.janki@ge.com
General Electric, Fairfield

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended September 30	2006	2005	V%	2006	2005	V%	2006	2005	V%
Revenues
Sales of goods and services	$24,790	$22,019		$24,478	$21,567		$519	$543
GECS earnings from continuing operations	-	-		2,704	2,600		-	-
GECS revenues from services	15,496	14,002		-	-		15,756	14,323
Other income	570	347		613	367		-	-
Total revenues	40,856	36,368	12%	27,795	24,534	13%	16,275	14,866	9%

Costs and expenses
Cost of sales, operating and administrative expenses	27,701	24,750		21,457	18,789		6,543	6,209
Interest and other financial charges	5,143	3,715		507	339		4,802	3,508
Investment contracts, insurance losses
and insurance annuity benefits	822	874		-	-		867	926
Provision for losses on financing receivables	965	1,095		-	-		965	1,095
Minority interest in net earnings of consolidated affiliates	215	230		158	146		57	84
Total costs and expenses	34,846	30,664	14%	22,122	19,274	15%	13,234	11,822	12%

Earnings from continuing operations before income taxes	6,010	5,704	5%	5,673	5,260	8%	3,041	3,044	0%
Provision for income taxes	(951)	(1,112)		(614)	(668)		(337)	(444)
Earnings from continuing operations	5,059	4,592	10%	5,059	4,592	10%	2,704	2,600	4%

Earnings (loss) from discontinued operations, net of taxes	(95)	85		(95)	85		(95)	85

Net earnings	$4,964	$4,677	6%	$4,964	$4,677	6%	$2,609	$2,685	(3)%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.49	$0.43	14%
Basic earnings per share	$0.49	$0.43	14%

Per-share amounts - net earnings
Diluted earnings per share	$0.48	$0.44	9%
Basic earnings per share	$0.48	$0.44	9%

Total average equivalent shares
Diluted shares	10,348	10,623	(3)%
Basic shares	10,317	10,585	(3)%

Dividends declared per share	$0.25	$0.22	14%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “consolidated” columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Nine months ended September 30	2006	2005	V%	2006	2005	V%	2006	2005	V%
Revenues
Sales of goods and services	$73,171	$66,413		$72,012	$64,808		$1,786	$1,881
GECS earnings from continuing operations	-	-		7,474	6,491		-	-
GECS revenues from services	43,728	39,584		-	-		44,477	40,551
Other income	1,678	1,260		1,787	1,321		-	-
Total revenues	118,577	107,257	11%	81,273	72,620	12%	46,263	42,432	9%

Costs and expenses
Cost of sales, operating and administrative expenses	81,948	74,477		63,552	56,425		19,291	18,805
Interest and other financial charges	14,037	11,172		1,377	1,056		13,111	10,525
Investment contracts, insurance losses and
insurance annuity benefits	2,364	2,500		-	-		2,503	2,642
Provision for losses on financing receivables	2,683	2,955		-	-		2,683	2,955
Minority interest in net earnings of consolidated affiliates	688	736		507	581		181	155
Total costs and expenses	101,720	91,840	11%	65,436	58,062	13%	37,769	35,082	8%

Earnings from continuing operations before income taxes	16,857	15,417	9%	15,837	14,558	9%	8,494	7,350	16%
Provision for income taxes	(2,902)	(2,889)		(1,882)	(2,030)		(1,020)	(859)
Earnings from continuing operations	13,955	12,528	11%	13,955	12,528	11%	7,474	6,491	15%

Earnings from discontinued operations, net of taxes	166	761		166	761		166	761

Net earnings	$14,121	$13,289	6%	$14,121	$13,289	6%	$7,640	$7,252	5%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$1.34	$1.18	14%
Basic earnings per share	$1.34	$1.18	14%

Per-share amounts - net earnings
Diluted earnings per share	$1.36	$1.25	9%
Basic earnings per share	$1.36	$1.25	9%

Total average equivalent shares
Diluted shares	10,415	10,633	(2)%
Basic shares	10,380	10,591	(2)%

Dividends declared per share	$0.75	$0.66	14%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months			Nine Months
	Ended September 30			Ended September 30
(Dollars in millions)	2006	2005	V%	2006	2005	V%

Revenues
Infrastructure	$12,104	$10,128	20	$33,588	$29,723	13
Industrial	8,526	8,257	3	25,454	24,178	5
Healthcare	3,897	3,578	9	11,712	10,667	10
NBC Universal	3,631	3,038	20	11,971	10,497	14
Commercial Finance	6,006	5,414	11	17,017	15,415	10
GE Money (a)	5,590	4,913	14	15,948	14,530	10
Total segment revenues	39,754	35,328	13	115,690	105,010	10
Corporate items and eliminations	1,102	1,040	6	2,887	2,247	28

Consolidated revenues from continuing operations	$40,856	$36,368	12	$118,577	$107,257	11

Segment profit (b)
Infrastructure	$2,336	$1,880	24	$6,146	$5,336	15
Industrial	692	629	10	2,021	1,790	13
Healthcare	700	589	19	1,991	1,670	19
NBC Universal	542	603	(10)	2,078	2,291	(9)
Commercial Finance	1,290	1,212	6	3,521	3,010	17
GE Money (a)	916	810	13	2,632	2,280	15
Total segment profit	6,476	5,723	13	18,389	16,377	12

Corporate items and eliminations	(296)	(124)	U	(1,175)	(763)	(54)
GE interest and other financial charges	(507)	(339)	(50)	(1,377)	(1,056)	(30)
GE provision for income taxes	(614)	(668)	8	(1,882)	(2,030)	7

Earnings from continuing operations	$5,059	$4,592	10	$13,955	$12,528	11

Earnings (loss) from discontinued operations, net of taxes	$(95)	$85	U	$166	$761	(78)

Consolidated net earnings	$4,964	$4,677	6	$14,121	$13,289	6

(a)	Formerly known as GE Consumer Finance.

(b)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured - excluded in determining segment profit, which we refer to as "operating profit," for Healthcare, NBC Universal, and the industrial businesses of the Industrial and Infrastructure segments; included in determining segment profit, which we refer to as "net earnings," for Commercial Finance, GE Money, and the financial services businesses of the Industrial segment (Equipment Services) and Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance).

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months Ended September 30			Nine months Ended September 30
(Dollars in millions)	2006	2005	V%	2006	2005	V%

Infrastructure
Revenues	$12,104	$10,128	20	$33,588	$29,723	13
Segment profit	$2,336	$1,880	24	$6,146	$5,336	15
Revenues
Aviation	$3,157	$3,007	5	$9,489	$8,568	11
Aviation Financial Services	1,075	964	12	2,990	2,600	15
Energy	5,055	3,681	37	13,332	11,516	16
Energy Financial Services	524	379	38	1,189	989	20
Oil & Gas	1,029	906	14	2,895	2,310	25
Transportation	1,016	910	12	3,041	2,558	19
Segment profit
Aviation	$706	$604	17	$2,079	$1,821	14
Aviation Financial Services	261	195	34	777	543	43
Energy	747	584	28	1,872	1,786	5
Energy Financial Services	234	177	32	497	450	10
Oil & Gas	161	107	50	324	209	55
Transportation	196	161	22	565	344	64

Industrial
Revenues	$8,526	$8,257	3	$25,454	$24,178	5
Segment profit	$692	$629	10	$2,021	$1,790	13
Revenues
Consumer & Industrial	$3,533	$3,522	-	$10,919	$10,359	5
Equipment Services	1,848	1,709	8	5,279	4,935	7
Plastics	1,677	1,663	1	5,005	4,951	1
Segment profit
Consumer & Industrial	$283	$196	44	$821	$588	40
Equipment Services	91	66	38	167	112	49
Plastics	152	197	(23)	560	645	(13)

Commercial Finance
Revenues	$6,006	$5,414	11	$17,017	$15,415	10
Segment profit	$1,290	$1,212	6	$3,521	$3,010	17
Revenues
Capital Solutions	$3,101	$2,834	9	$8,968	$8,579	5
Real Estate	1,328	1,022	30	3,450	2,664	30
Segment profit
Capital Solutions	$525	$444	18	$1,297	$1,055	23
Real Estate	440	343	28	1,215	893	36

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE		Financial Services (GECS)
Assets	09/30/06	12/31/05	09/30/06	12/31/05	09/30/06	12/31/05
Cash & marketable securities	$59.4	$51.0	$2.2	$2.5	$57.4	$48.8
Receivables	12.3	14.9	12.6	15.1	-	-
Inventories	11.9	10.5	11.7	10.3	0.2	0.2
GECS financing receivables - net	310.2	287.6	-	-	310.3	287.6
Property, plant & equipment - net	72.2	67.5	15.8	16.5	56.4	51.0
Investment in GECS	-	-	51.1	50.8	-	-
Goodwill & intangible assets	85.5	81.6	60.1	57.8	25.3	23.8
Other assets	115.0	99.1	39.3	36.8	81.1	68.1
Assets of discontinued operations	15.5	61.1	-	-	15.5	61.1

Total assets	$682.0	$673.3	$192.8	$189.8	$546.2	$540.6

Liabilities and equity
Borrowings	$410.1	$370.4	$11.7	$10.2	$400.2	$362.1
Investment contracts, insurance liabilities
and insurance annuity benefits	34.6	33.1	-	-	34.9	33.4
Other liabilities & minority interest	110.6	110.9	69.7	70.2	44.7	44.5
Liabilities of discontinued operations	15.3	49.5	-	-	15.3	49.8
Shareowners' equity	111.4	109.4	111.4	109.4	51.1	50.8

Total liabilities and equity	$682.0	$673.3	$192.8	$189.8	$546.2	$540.6

September 30, 2006 information is unaudited.  Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules.  Specifically, we have referred to organic revenue growth for the three months ended September 30, 2006, compared with the three months ended September 30, 2005, the operating profit margin increase for the three months ended September 30, 2006, compared with the three months ended September 30, 2005, the increase in cash from operating activities from our industrial businesses (or Industrial CFOA) for the nine months ended September 30, 2006, compared with the nine months ended September 30, 2005 and return on average total capital (ROTC), which is calculated using average total shareowners' equity, excluding effects of discontinued operations.  The reasons we use these non-GAAP financial measures and their reconciliation to their most directly comparable GAAP financial measures follow.

(Dollars in millions)	Three months
	ended September 30
Organic Revenue Growth	2006	2005	V %

GE consolidated continuing revenues as reported	$40,856	$36,368	12%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment)
and currency exchange rates	1,646	757

GE consolidated revenues excluding the effects of acquisitions, business dispositions (other than dispositions
of businesses acquired for investment) and currency exchange rates (organic revenues)	$39,210	$35,611	10%

	Three months			Three months
GE Industrial op profit % ex. pension costs	ended September 30, 2006			ended September 30, 2005
	Revenues	Op profit	Op profit %	Revenues	Op profit	Op profit %	V pts.

As reported	$25,091	$3,476	13.9%	$21,934	$2,999	13.7%	0.2pts
Less:
Pension costs	-	(211)		-	(152)

GE Industrial revenue, op profit and op profit %
excluding the effects of pension costs	$25,091	$3,687	14.7%	$21,934	$3,151	14.4%	0.3pts

	Nine months
	ended September 30
Growth in Industrial CFOA	2006	2005	V %

Cash from GE's operating activities as reported	$18,485	$14,697	26%
Less: GECS dividends	8,672	5,512
Cash from GE's operating activities excluding dividends from GECS (Industrial CFOA)	$9,813	$9,185	7%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  In some cases, short-term patterns and long-term trends may be obscured by large factors or events.  For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total.  For this reason, we believe that investors may find it useful to see our 2006 growth in revenues without the effects of acquisitions, business dispositions and currency exchange rates and to see our operating profit margin increase without the effects of pension costs.  We also believe that investors would find it useful to compare our operating cash flow for the nine months ended September 30, 2006, to the operating cash flow for the nine months ended September 30, 2005, without the effect of GECS dividends, which can vary from period-to-period.

	Three months
	ended September 30
Average Total Shareowners' Equity, Excluding Effects of Discontinued Operations (a)	2006	2005

Average total shareowners' equity (b)	$109,999	$110,241
Less:
Cumulative effect of earnings from discontinued operations (c)	-	2,733
Average net investment in discontinued operations (d)	7,166	2,805
Average total shareowners' equity, excluding effect of discontinued operations (a)	$102,833	$104,703

(a)
Used for computing return on average total capital invested (ROTC).  For GE, ROTC is earnings from continuing operations plus the sum of after-tax interest and other financial charges and minority interest, divided by the sum of the averages of total shareowners' equity (excluding effects of discontinued operations), borrowings, mandatorily redeemable preferred stock and minority interest (on a twelve-month basis, calculated using a five-point average).

(b)	On a twelve-month basis, calculated using a five-point average.
(c)	Represented the average cumulative net earnings effect of discontinued operations from 2001 through the first half of 2005 (on a twelve-month basis, calculated using a five-point average).
(d)	Represented the average net investment in discontinued operations since the second half of 2005.

U.S. GAAP requires earnings of discontinued operations to be displayed separately in the Statement of Earnings.  Accordingly, the numerator used in our calculation of return on average total capital invested excludes those earnings (losses).  Further we believe it is appropriate to exclude from the average shareowners' equity component of the denominator the cumulative effect of those earnings (losses) since 2000 (reclassifications for discontinued operations began in 2001), as well as our average net investment in discontinued operations since the second half of 2005.  Had we disposed of these operations before mid-2005, proceeds would have been applied to reduce parent-supported debt at GE Capital; however since parent-supported debt at GE Capital was retired in the first half of 2005, we have assumed that any proceeds after that time would have been distributed to shareowners by means of share repurchases, thus reducing average total shareowners' equity.